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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                       Date of Report: September 7, 2000
                       (Date of earliest event reported)


                                 Strouds, Inc.
              (exact name of registrant as specified in its charter)


      DELAWARE                  COMMISSION FILE:               95-4107241
(State or other jurisdiction       000-24904               (I.R.S. Employer
 of incorporation or                                       Identification No.)
     organization)


                            780 SOUTH NOGALES STREET
                           CITY OF INDUSTRY, CA 91748
          (Address of Principal executive offices, including zip code)


                                 (626) 912-2866
              (Registrant's telephone number, including area code)


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     Strouds, Inc. (the "Company") has filed for voluntary bankruptcy protection under Chapter 11 of Title 11 of the United States Code. The Company filed its Chapter 11 petition in the U.S. Bankruptcy Court for the District of Delaware in Wilmington, Delaware on September 7, 2000. On September 8, 2000, the Bankruptcy Court provided its interim approval for up to $50 million in debtor-in-possession financing.

     On September 8, 2000, the Company also received a letter from The Nasdaq Stock Market, Inc. ("Nasdaq") requesting that additional information regarding the Chapter 11 filing be provided to Nasdaq by September 21, 2000. The Company will be responding to that request for information. In its letter to the Company, Nasdaq noted that, after receipt of the requested information, Nasdaq may request additional information or take any action that may be appropriate under the Nasdaq Marketplace Rules, including the removal of the Company's securities from trading on the Nasdaq Stock Market.

ITEM 5.  OTHER EVENTS.

     A copy of press releases, dated September 7, 2000 and September 8, 2000, issued by the Company are attached as exhibits to this report and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c)  Exhibits.

         99.1  Press Release dated September 7, 2000

         99.2  Press Release dated September 8, 2000


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Strouds, Inc.



Date:  September 14, 2000                   By:  /s/ Charles R. Chinni
                                                 ----------------------------
                                                 Name:  Charles R. Chinni
                                                 Title: President and Chief
                                                        Executive Officer

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                                  EXHIBIT INDEX

      99.1   Press Release dated September 7, 2000

      99.2   Press Release dated September 8, 2000